UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021 (February 18, 2021)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 2.02.  Results of Operations and Financial Condition.

On February 18, 2021, Emerald Holding, Inc. (the “Company”) issued a press release announcing the financial results of the Company for the fourth quarter and fiscal year ended December 31, 2020. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and incorporated by reference herein.

Item 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Election of New Director.

Effective on February 17, 2021, and pursuant to his previously-disclosed employment agreement with the Company dated as of November 10, 2020, the board of directors (including the preferred stock directors, the “Board”) of the Company elected Hervé Sedky as a Class I Director, effective immediately. It is expected that Mr. Sedky will stand for election by stockholders as a Class I Director at the Company’s 2021 annual meeting of stockholders.

On November 10, 2020, the Board appointed Mr. Sedky as President and Chief Executive Officer of the Company and its subsidiaries. Mr. Sedky commenced his new employment with the Company on January 4, 2021.  Mr. Sedky, 51, most recently served as President, The Americas of Reed Exhibitions, a division of RELX plc. In that role, Mr. Sedky oversaw a business that curates more than 100 sector-leading exhibitions and events in North and South America each year (USA, Mexico and Brazil), and served as a member of Reed Exhibitions’ Worldwide Board. Prior to joining Reed Exhibitions in September 2014, Mr. Sedky’s 20-year executive career at the American Express Company culminated in service as Senior Vice President and General Manager of American Express Business Travel.  Mr. Sedky founded KLIO Companies in 2013, an active investment group focused on the travel, fitness and real estate sectors. Mr. Sedky serves as the Chairman on the Board of the Children’s Health Fund, on the board of the French Cultural Center/Alliance Française. There are no related person transactions (or proposed related person transactions) with respect to Mr. Sedky reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Sedky reportable under Item 401(d) of Regulation S-K.

As a non-independent director, Mr. Sedky will not receive any compensation from the Company for his service on the Board. However, Mr. Sedky is a party  to the Company’s standard form of director  and officers’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
99.1 104	Press Release of the Company, dated February 18, 2021. Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2021		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary